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                             ALBERTO-CULVER COMPANY
                      1994 SHAREHOLDER VALUE INCENTIVE PLAN

                      (as amended through October 1, 2002)

I.   GENERAL

     1.1 Purpose of the SVIP

     The 1994 Shareholder Value Incentive Plan ("SVIP") of the Alberto-Culver Company ("Company") is intended to advance the best interests of the Company by providing key salaried employees who have substantial responsibility for the Company's management and growth with additional incentives through the grant of awards based upon Total Shareholder Return as defined in Section 1.2(o), thereby: (1) more closely linking the interests of key salaried employees with shareholders, (2) increasing the personal stake of such key salaried employees in the continued success and growth of the Company, and (3) encouraging them to remain in the employ of the Company.

     1.2 Definitions

     The following definitions apply with respect to the SVIP:

     (a)  "Change in Control" shall have the meaning assigned to such term in
          Section 3.8(b).

     (b) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or, if any member of the Compensation Committee is not (i) an "outside director" within the meaning of
          Section 162(m) of the Internal Revenue Code of 1986 and the rules and regulations thereunder (the "Code") or (ii) a "non-employee director" within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder ("Section 16"), the Committee shall set up a subcommittee comprised solely of outside directors and non-employee directors for purposes of all matters arising under this SVIP involving "officers" within the meaning of Rule 16a-1(f) under Section 16 ("Executive Officers") and Covered Employees as defined herein.

     (c) "Class A Common Stock" shall mean the Class A common stock of the Company, $.22 par value.

     (d) "Class B Common Stock" shall mean the Class B common stock of the Company, $.22 par value. The Class A Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock".

     (e) "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code during the plan year at issue.

     (f) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Committee before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

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     (g)  "Exempt Person" and "Exempt Persons" shall have the meaning assigned to such terms in Section 3.8(c).

     (h)  "Incumbent Board" shall have the meaning assigned to such term in
          Section 3.8(d).

     (i) "Ownership Threshold" shall mean the dollar value of the ownership guideline of Common Stock for each Participant as set by the Committee from time to time. In determining such ownership for each Participant, the Committee may conclusively rely on the books and records of the Company.

     (j)  "Participant" shall have the meaning assigned to it in Section 1.4.

     (k) "Performance Period" shall mean any three consecutive fiscal years as set forth in the Participant's Performance Unit Agreement, unless accelerated pursuant to Section 3.8.

     (l) "Performance Unit" shall have the meaning assigned to it in Section 2.1(a).

     (m)  "Performance Unit Agreement" shall have the meaning assigned to it in
          Section 2.1(b).

     (n) "Retirement" shall have the meaning provided in the Company's Employees' Profit Sharing Plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

     (o) "Total Shareholder Return" or "TSR" means the percentage by which the ending per share price of common stock (determined as the average closing price for the ten trading days prior to and including the last date of the applicable Performance Period), as adjusted for any stock split, reclassification, or other recapitalization, plus reinvested dividends, exceeds the beginning per share price of the common stock (determined as the average closing price for the ten trading days prior to and including the first date of the applicable Performance Period). For purposes of the Company, TSR shall be computed using the
          (i) Class A Common Stock for grants made on or before September 30, 2002 and (ii) Class B Common Stock for grants made on or after October 1, 2002.

     1.3 Administration of the SVIP

     The SVIP shall be administered by the Committee. The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the SVIP, to adopt such rules and regulations for carrying out the SVIP and to make all other determinations necessary or advisable for the administration of the SVIP.

     The Committee shall meet at least once each fiscal year, and at such additional times as it may determine to designate the eligible employees, if any, to be granted Performance Units under the SVIP, the amount of such Performance Units and the time when Performance Units will be granted. All Performance Units granted under the SVIP shall be on the terms and subject to the conditions hereinafter provided.

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     1.4 Eligible Participants

     Key salaried employees of the Company and its subsidiaries as determined by the Committee shall be eligible to participate in the SVIP (any employee receiving a Performance Unit under the SVIP hereinafter referred to as a "Participant").

     1.5 Limitation on Grants

     The maximum amount payable under the SVIP to a single Participant may not exceed $4.0 million per Performance Period.

II.  PERFORMANCE UNITS

     2.1 Terms and Conditions of Grants

(a) Performance Units may be granted to Participants prior to or within the first ninety (90) days following the beginning of a Performance Period. Each Performance Unit shall have a target value at the time of the grant of $1,000. Except as provided in the following sentence, each Participant shall be eligible, in his or her sole discretion, to receive such Participant's award in cash or shares of Common Stock (Class A Common Stock with respect to grants made on or before September 30, 2002 and Class B Common Stock with respect to grants made on or after October 1, 2002) or a combination thereof as set forth in Section 2.2, payable in each case following the end of a Performance Period, if the applicable class of Common Stock of the Company has met the objectives established by the Committee, as set forth below (unless the Committee, pursuant to Section 2.1(c), determines that no award will be payable because the Company's TSR is negative for that Performance Period). Participants owning less than their Ownership Threshold shall be required to receive at least 50% of their award in (i) Class A Common Stock with respect to grants made on or before September 30, 2002 or (ii) Class B Common Stock with respect to grants made on or after October 1, 2002 ("Required Election"). Notwithstanding anything to the contrary contained in this Section 2.1(a), each Participant shall be eligible to receive an award (payable only in cash) in the event of a Change in Control at such time as set forth in
     Section 3.8, if the Class A Common Stock and/or Class B Common Stock, as the case may be, has met the objectives established by the Committee as set forth below.

(b) At the time Performance Units are granted to Participants, the Committee shall establish objectives based on the percentile rank of the Class B Common Stock of the Company measured by Total Shareholder Return among the companies comprising the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's MidCap 400 Index, (iii) Standard & Poor's Small Cap 600 Index, (iv) Standard & Poor's Super Composite 1500 Index, (v) Russell 3000 Index, or
     (vi) Russell 2000 Index. The index chosen by the Committee for a particular Performance Period shall be referred to as the "Applicable Index." In addition, the Committee shall establish a matrix to determine the awards payable to Participants upon attainment of these objectives. Within 90 days following the beginning of a Performance Period, each Participant shall receive an agreement which shall set forth the Performance Period, the number of Performance Units granted and the objectives and matrix established by the Committee (hereinafter referred to as a "Performance Unit Agreement"). Grants of Performance Units made on or before September 30, 2002 were based on the percentile rank of the Class A Common

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     Stock of the Company measured by the Total Shareholder Return among the
     Companies comprising the Standard and Poor's 500 Index.

(c) For Performance Units granted before July 26, 2001, no award will be payable if the Company's TSR as a percentile among the Applicable Index companies is less than the 50th percentile, and the maximum award payable is 300% of the target value, subject to the limitations set forth in
     Section 1.5. Starting with Performance Units granted to Participants on or after July 26, 2001, (i) no award will be payable with respect to such Performance Units if the Company's TSR as a percentile among the Applicable Index companies is less than the 40th percentile, (ii) the maximum award payable with respect to such Performance Units is 200% of the target value, subject to the limitations set forth in Section 1.5, and (iii) if the Company's TSR is negative, the Committee may, in its discretion, not pay any award or reduce an award otherwise payable with respect to such Performance Units, notwithstanding the fact that the Company's TSR as a percentile among the Applicable Index companies is equal to or greater than the 40th percentile. If the Company's TSR as a percentile among the Applicable Index companies is not specifically shown in the matrix established by the Committee and set forth in the Performance Unit Agreement the amount of the award shall be calculated by interpolating between the amounts shown.

(d) At the end of each Performance Period, or earlier pursuant to Section 3.8(a) in the event of a Change in Control, the Class A and/or Class B Common Stock of the Company, as applicable, will be ranked based on Total Shareholder Return among the companies comprising the Applicable Index. The Committee shall certify the Company's ranking and the attainment of the objectives established by the Committee for each Performance Period or, in the event of a Change in Control, the elapsed portion of the Performance Period in which such Change in Control shall have occurred. No award may be paid to Covered Employees under this SVIP until the Committee has made such certification.

     2.2 Payment

     Awards approved by the Committee will be distributed on or before the 15th day of the third month following the end of the Performance Period or, in the event of a Change in Control, within 30 days following such Change in Control (but in the event of a Change in Control, such award shall be payable only in cash). Awards payable, in whole or in part, in Common Stock shall be the number of shares of (i) Class A Common Stock with respect to grants made on or before September 30, 2002 or (ii) Class B Common Stock with respect to grants made on or after October 1, 2002, that a Participant could have purchased at the ending per share price of the applicable class of Common Stock as calculated pursuant to Section 1.2(o) had such Participant used the relevant percentage (pursuant to any election to receive Common Stock) of his or her award, less applicable withholding taxes, to purchase such class of Common Stock. Elections to receive Common Stock in lieu of cash shall be submitted to the Committee at such time as specified by the Committee, but in no case after the end of the relevant Performance Period. Except for Required Elections, failure to make a timely election shall be conclusively deemed to be an election to receive all cash. Failure to make a timely election to receive more than 50% of an award in Common Stock pursuant to a Required Election shall be conclusively deemed to be an election to receive 50% of such award in (i) Class A Common Stock with respect to grants made on or before September 30, 2002 or (ii) Class B Common Stock with respect to grants made on or after October 1, 2002. To the extent necessary to secure an exemption under Section 16(b), voluntary elections by Executive Officers to receive Common Stock

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     shall be approved by the Committee following the end of the Performance
     Period and prior to the distribution of such stock.

     2.3 Termination of Employment

(a) If a Participant's employment is terminated prior to the end of a Performance Period because of death, Retirement or Disability, the extent to which a Performance Unit shall be deemed to have been earned and payable (solely in cash and without regard to any elections to the contrary) shall be determined by multiplying (a) the cash value of the Performance Unit as calculated in accordance with the matrix established by the Committee and set forth in the Performance Unit Agreement by (b) a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period.

(b) If a Participant's employment terminates for any reason other than because of death, Retirement or Disability, or a Change in Control (as defined in Section 3.8), the Performance Unit and any and all rights to payment under such Performance Unit shall be immediately canceled and the Performance Unit Agreement with such terminated Participant shall be null and void.

III. ADDITIONAL PROVISIONS

     3.1 Nature of Participant's Interests

     A Participant's benefits under the SVIP shall at all times be reflected on the Company's books and records as a general, unsecured and unfunded obligation of the Company, and the SVIP shall not give any person any right or security interest in any asset of the Company nor shall it imply a trust or segregation of assets by the Company.

     3.2 Amendments

     The Committee or the Board of Directors of the Company may amend the SVIP from time to time, as it deems advisable and in the best interests of the Company, provided that no such amendment will adversely affect or impair previously issued grants.

     3.3 Withholding

     The Company shall have the right to deduct from any distribution to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any grant or distribution under the SVIP.

     3.4 Nonassignability

     (a) Except as expressly provided in the SVIP, the rights of a Participant and any awards under the SVIP may not be assigned or transferred except by will and the laws of descent and distribution.

     (b) A Participant may from time to time name in writing any person or persons to whom his or her benefit is to be paid if he or she dies before complete payment of such benefit has occurred. Each such

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beneficiary designation will revoke all prior designations by the Participant with respect to the SVIP, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee in care of the Secretary of the Company during the Participant's lifetime.

     (c) If the Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies before the date of the Participant's death or before complete payment of the Participant's benefit has occurred, the Company may pay the remaining unpaid portion of the Participant's benefit to the legal representative or representatives of the estate of the Participant.

     3.5 Nonuniform Determinations

     Determinations by the Committee under the SVIP regarding determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the SVIP, whether or not such persons are similarly situated.

     3.6 No Guarantee of Employment

     Neither grants under the SVIP nor any action taken pursuant to the SVIP shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or its subsidiaries shall retain the Participant for any period of time or at any particular rate of compensation.

     3.7 Effective Date; Duration

     The SVIP, as amended, has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the SVIP is approved by the stockholders of the Company at the Annual Meeting of stockholders to be held on January 23, 2003, or any adjournment thereof (the "2003 Meeting"), it shall be deemed to have become effective on October 1, 2002, the date of the most recent amendments to the SVIP by the Board of Directors. Performance Units may be granted under the SVIP prior, but subject, to the approval of the SVIP, as amended, by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the SVIP, as amended, by the stockholders of the Company. If the SVIP, as amended, is not approved by the stockholders of the Company at the 2003 Meeting, the terms of the SVIP shall be those terms in effect immediately prior to the most recent amendments by the Board of Directors and any Performance Units granted subject to such stockholder approval shall be governed by those terms in effect immediately prior to such amendments. The Committee or the Board of Directors will have the authority to terminate the SVIP at any time. Termination of the SVIP will have no impact on Performance Units granted prior to the SVIP termination date.

     3.8 Change in Control

     (a)(1) Notwithstanding anything herein to the contrary but subject to the dollar limitation payable per Performance Period as set forth in
          Section 1.5, in the event of a Change in Control, all Performance Units shall become payable in cash in accordance with the following sentence

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          of this Section 3.8(a)(1) at the TSR percentile rank of the Company calculated using the TSR of the Company as of the date of the Change in Control as compared to the TSR among the Applicable Index companies as of the last quarterly period for which such TSR information is available. A Performance Unit shall be payable pursuant to this
          Section 3.8(a)(1) in an amount equal to the cash value of such Performance Unit calculated in accordance with the preceding sentence, multiplied by a fraction, the numerator of which is the number of full fiscal years of the Performance Period in which the Change in Control shall have occurred which shall have elapsed prior to such Change in Control, and the denominator of which is three. For purposes of the preceding sentence of this Section 3.8(a)(1), if at least six full calendar months of a fiscal year within a Performance Period shall have elapsed, such entire fiscal year shall be deemed to have elapsed.

     (2) If any amount to be paid to a Participant (or beneficiary thereof) pursuant to this Section 3.8(a) is not paid in full within 30 days following the Change in Control (the "Payment Date"), then the Company shall also pay to that Participant (or beneficiary) interest on the unpaid amount for the period beginning on the Payment Date and ending on the date that the amount is paid in full. The amount of interest to be paid to a Participant (or beneficiary thereof) pursuant to this
          Section 3.8(a)(2) shall be computed using an annual rate equal to two percent above the prime rate from time to time in effect, as published under "Money Rates" in The Wall Street Journal, but in no event higher than the maximum legal rate permissible under applicable law. Payments received by a Participant (or beneficiary thereof) pursuant to this
          Section 3.8(a)(2) shall be credited first against accrued interest until all accrued interest is paid in full before any such payment is credited against the amount payable pursuant to Section 3.8(a)(1).

     (3) Solely for the purposes of the computation of payments under the SVIP and notwithstanding any other provision of the SVIP, payments to any Participant under the SVIP shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Code, of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Participant under Section 280G(b)(2)(A)(ii) of the Code, shall not, in the aggregate, exceed 2.99 times the Participant's "base amount," as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision of the SVIP, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments under the SVIP which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 3.8(a)(3) or otherwise determined to be "excess parachute payments" made to any Participant under the SVIP shall be deemed to be overpayments which shall constitute an amount owing from the Participant to the Company with interest from the date of receipt by the Participant to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; provided, however, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Participant and delivered to the Participant and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Participant's income for the year of receipt or afford the Participant a compensating federal income tax deduction for the year of the repayment.

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     (b)  "Change in Control" means:

          (1)  the occurrence of any one or more of the following events:

               (A) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
                    Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of both (x) 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") and
                    (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons (as such term is defined in Section 3.8(c); provided, however, that a Change in Control shall not result from an acquisition of Company Voting Securities:

                    (i) directly from the Company, except as otherwise provided in Section 3.8(b)(2)(A);

                    (ii) by the Company, except as otherwise provided in Section
                         3.8(b)(2)(B);

                    (iii) by an Exempt Person;

                    (iv) by an employee benefit plan (or related trust)
                         sponsored or maintained by the Company or any corporation controlled by the Company; or

                    (v) by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i) and
                         (ii) of Section 3.8(b)(1)(C) shall be satisfied.

               (B) The cessation for any reason of the members of the Incumbent Board (as such term is defined in Section 3.8(d)) to constitute at least a majority of the Board of Directors.

               (C) Consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation:

                    (i) more than 60% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting

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                         Securities immediately prior to such reorganization,
                         merger or consolidation; and

                    (ii) at least a majority of the members of the board of
                         directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation.

               (D) Consummation of the sale or other disposition of all or substantially all of the assets of the Company other than
                    (x) pursuant to a tax-free spin-off of a subsidiary or other business unit of the Company or (y) to a corporation with respect to which, immediately after such sale or other disposition:

                    (i) more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such sale or other disposition; and

                    (ii) at least a majority of the members of the board of
                         directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition.

               (E) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          (2)  Notwithstanding the provisions of Section 3.8(b)(1)(A):

               (A) no acquisition of Company Voting Securities shall be subject to the exception from the definition of Change in Control contained in clause (i) of Section 3.8(b)(1)(A) if such acquisition results from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; and

               (B) for purposes of clause (ii) of Section 3.8(b)(1)(A), if any Person (other than the Company, an Exempt Person or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Company Voting Securities by the Company, become the beneficial owner of (x) 20% or more of the combined voting power of the Outstanding Company Voting Securities and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons, and such Person shall, after such acquisition of Company Voting Securities by the Company, become the beneficial owner of

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                    any additional Outstanding Company Voting Securities and
                    such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control.

     (c)  "Exempt Person" (and collectively, the "Exempt Persons") means:

          (1)  Leonard H. Lavin or Bernice E. Lavin;

          (2) any descendant of Leonard H. Lavin and Bernice E. Lavin or the spouse of any such descendant;

          (3) the estate of any of the persons described in Section 3.8(c)(1) or (2);

          (4) any trust or similar arrangement for the benefit of any person described in Section 3.8(c)(1) or (2); or

          (5) the Lavin Family Foundation or any other charitable organization established by any person described in Section 3.8(c)(1) or (2).

     (d) "Incumbent Board" means those individuals who, as of October 24, 2002, constitute the Board of Directors, provided that:

          (1) any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons shall be deemed to have been a member of the Incumbent Board; and

          (2) no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board or the Exempt Persons for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors or the Exempt Persons shall be deemed to have been a member of the Incumbent Board.

     3.9 Stockholder Approval. Unless otherwise determined by the Board of Directors, the SVIP shall be resubmitted to the stockholders for re-approval and re-adoption no less often than every five years.

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